Exhibit 99.1
NEWS RELEASE — for immediate release
Alexza Reports Third Quarter Financial Results
and Updates Development of Product Candidates
Palo Alto, California — November 1, 2007 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) reported today financial results for its third fiscal quarter and the nine-month period ended September 30, 2007, and provided an update on the Company’s progress with its development programs. The net loss for the 2007 third fiscal quarter and for the nine-month period ended September 30, 2007, as reported in accordance with accounting principles generally accepted in the United States (GAAP), was $10.8 million and $31.9 million, respectively, compared to a net loss of $11.2 million and $30.2 million in the comparable periods in 2006, respectively.
Product Candidate Development and Corporate Goals Update
· AZ-004 (Staccato® loxapine) is initially being developed for the treatment of acute agitation in patients with schizophrenia or bipolar disorder. Alexza reported positive results from a 120 patient Phase 2a clinical trial earlier in 2007. Alexza is conducting a multiple-dose tolerability and pharmacokinetic clinical trial in schizophrenic patients, and expects to complete this clinical trial before the end of 2007. Alexza plans to initiate two AZ-004 Phase 3 clinical trials during 2008, with the first Phase 3 clinical trial scheduled to start in late Q1 2008 and the second Phase 3 clinical trial scheduled to start in mid-2008. AZ-004 is being developed through Symphony Allegro, a product development partnership formed between Alexza and Symphony Capital, LLC in 2006.
· AZ-001 (Staccato prochlorperazine) is being developed for the acute treatment of migraine headaches. Alexza reported positive results from a 400 patient Phase 2b clinical trial earlier in 2007. Alexza is conducting a thorough QT clinical trial in subjects and a 28-day inhalation toxicology study in animals. Alexza expects to complete both studies during Q1 2008. These data, along with the data from three previously completed clinical trials, will serve as the basis for an End of Phase 2 meeting with the U.S. Food and Drug Administration, which is projected for Q2 2008.
· AZ-002 (Staccato alprazolam) is being developed for the acute treatment of panic attacks associated with panic disorder. Alexza is conducting a Phase 2a proof-of-concept clinical trial in panic disorder patients. The primary aim of the in-clinic clinical trial is to assess the safety and efficacy of a single dose of AZ-002 in treating a pharmacologically-induced panic attack. Alexza has completed the open-label, lead-in segment of the study, identifying the 1 mg AZ-002 dose as an acceptable dose in terms of safety and efficacy. Alexza expects the enrollment of this clinical trial to be completed in the first half of 2008. AZ-002 is being developed through Symphony Allegro.

· In June, Alexza initiated a Phase 2a proof-of-concept clinical trial with AZ-104 (Staccato loxapine) in patients with migraine headache. AZ-104 is a lower dose version of AZ-004, also being developed through Symphony Allegro. The Phase 2a clinical trial is an in-clinic, multi-center, randomized, double blind, single-administration, placebo-controlled study in approximately 160 migraine patients with or without aura. Three doses of AZ-104 (1.25, 2.5 and 5 mg) are being evaluated against placebo in the clinical trial. Using the IHS (International Headache Society) 4-point rating scale, the primary efficacy endpoint will be pain-relief response at 2 hours post-administration. Alexza expects the trial to be fully enrolled by the end of 2007 and preliminary findings to be released in Q1 2008.
· Alexza plans to file a new IND during Q4 2007. This product candidate, AZ-007 (Staccato zaleplon), is being developed for the treatment of insomnia. Alexza expects that a Phase 1 clinical trial with AZ-007 will be initiated in Q1 2008.
· In October, clinical data from the AZ-003 (Staccato fentanyl) Phase I clinical trial were presented in four different presentations at the 2007 American Society of Anesthesiologists Annual Meeting, in San Francisco, California. The four presentations were entitled, “Pharmacokinetic Profiles of Fentanyl Delivered by Intravenous and Inhaled Thermal Aerosol Routes”, “Pharmacokinetic Profile of Multiple Doses of Fentanyl Delivered by Inhaled Thermal Aerosol Route”, “Pharmacodynamic Response to Fentanyl Delivered by Intravenous and Inhaled Thermal Aerosol Routes” and “Pharmacodynamic Response to Multiple Doses of Fentanyl Delivered by Inhaled Thermal Aerosol Route”. This clinical trial demonstrated that the pharmacokinetic profile of AZ-003 in a single breath offers a speed of onset and consistency equivalent to fentanyl administered intravenously over 5 seconds. This clinical trial also demonstrated that the pharmacodynamic profile of AZ-003 in single breath was comparable to that of fentanyl administered by intravenous administration.
· One of Alexza’s 2007 corporate goals continues to be to complete its second development partnership.
· One of Alexza’s 2007 corporate goals is to successfully complete an inspection by the California Food and Drug Bureau of the Company’s new manufacturing facility in Mountain View, California. This inspection is scheduled during Q4 2007.
“2007 has been another year of substantial progress and success for Alexza. We completed two large Phase 2 clinical trials, announcing positive results from both trials, and have four additional clinical trials ongoing with four different product candidates,” said Thomas B. King, President and CEO of Alexza. “Moreover, we have a clear Phase 3 plan in place for AZ-004 and we anticipate starting our first Phase 3 clinical trial early in 2008. Our Staccato technology is now a validated development platform and we have transformed Alexza into a company with a portfolio of rapidly advancing product candidates.”
Financial Results — Three and Nine Months Ended September 30, 2007 and 2006
GAAP operating expenses were $15.1 million in the third quarter of fiscal 2007 and $43.1 million for the nine months ended September 30, 2007, compared to $12.1 million and $32.6 million for the comparable periods in 2006. The increases resulted from spending on preclinical and clinical development of the

Company’s product candidates, internal research efforts, manufacturing development efforts, personnel related costs to support these efforts and costs related to infrastructure to support operating as a public company for the full period and, in the nine month period ended September 30, increased share-based compensation costs.
On January 1, 2006, Alexza adopted FAS 123R and reports employee share-based compensation expense based on the fair value of the award. Share-based compensation was $762,000 in the third quarter of 2007 and $2,038,000 in the nine months ended September 30, 2007 compared to $856,000 and $1,407,000 in the comparable periods in 2006.
Alexza’s Consolidated Statements of Operations include the operations of Symphony Allegro, Inc. “Loss attributed to noncontrolling interest in Symphony Allegro, Inc.” reduced Net loss for the third quarter of 2007 by $3.0 million and by $7.7 million for the nine months ended September 30, 2007. As the transaction with Symphony Allegro was completed in December 2006, there were no reductions in Net loss attributed to non-controlling interest in Symphony Allegro in the comparable periods in 2006.
Excluding non-cash share-based compensation expense, non-GAAP net loss was $10.0 million for the third quarter of 2007 and $29.9 million for the nine months ended September 30, 2007 as compared to $10.3 million and $28.8 million in the comparable periods in 2006.
Note: Alexza’s non-GAAP net loss excludes non-cash share-based compensation expense. The differences in non-GAAP and GAAP numbers are reconciled in the tables below (in thousands):

	Three Months Ended
	September 30,
	2007	2006
GAAP net loss	$(10,752)	$(11,190)
Share-based compensation expense	762	856

Non-GAAP net loss	$(9,990)	$(10,334)

	Nine Months Ended
	September 30,
	2007	2006
GAAP net loss	$(31,946)	$(30,199)
Share-based compensation expense	2,038	1,407

Non-GAAP net loss	$(29,908)	$(28,792)

Alexza had consolidated cash, cash equivalents and marketable securities (including investments held by Symphony Allegro) at September 30, 2007 of $122.7 million.

Conference Call Information
Alexza will host a conference call at 4:30 p.m. Eastern Time today. To access the conference call via the Internet, go to www.alexza.com, under the “Investor Relations” link. Please join the call at least 15 minutes prior to the start of the call to ensure time for any software downloads that may be required.
To access the live conference call via phone, dial 1-866-356-3095. International callers may access the live call by dialing 1-617-597-5391. The reference number to enter the call is 54512886.
The replay of the conference call may be accessed via the Internet, at www.alexza.com, or via phone at 1-888-286-8010 for domestic callers or 617-801-6888 for international callers. The reference number to enter the replay of the call is 25079436.
About Alexza Pharmaceuticals
Alexza Pharmaceuticals is an emerging specialty pharmaceutical company focused on the development and commercialization of novel, proprietary products for the treatment of acute and intermittent conditions. The Company’s technology, the Staccato system, vaporizes unformulated drug to form a condensation aerosol that allows rapid systemic drug delivery through deep lung inhalation. The drug is quickly absorbed through the lungs into the bloodstream, providing speed of therapeutic onset that is comparable to intravenous administration, but with greater ease, patient comfort and convenience. The Company has six product candidates in development; AZ-004 (Staccato loxapine) for the treatment of acute agitation in schizophrenic and bipolar disorder patients, AZ-001 (Staccato prochlorperazine) for the acute treatment of migraine headaches, AZ-002 (Staccato alprazolam) for the acute treatment of panic attacks associated with panic disorder, AZ-104 (Staccato loxapine) for the acute treatment of migraine headaches, AZ-003 (Staccato fentanyl) for the treatment of patients with acute pain and AZ-007 (Staccato zaleplon) for the treatment of insomnia.
Safe Harbor Statement
Alexza’s policy is to only provide guidance on product candidates and corporate goals for the future one to two fiscal quarters, and to provide, update or reconfirm its guidance only by issuing a press release or filing updated guidance with the SEC in a publicly accessible document. Clinical guidance is as of November 1, 2007 and financial guidance relating to the Company’s current cash, cash equivalents and investments is as of September 30, 2007.
This press release includes forward-looking statements regarding the development of the Company’s product candidates, projected clinical trial enrollment and data reporting timelines, and safety of the Company’s products and technologies. Any statement describing a product candidate or Alexza’s goals, expectations, intentions or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs that are intended to be safe and effective for use as therapeutics. Alexza’s forward-looking statements also involve assumptions that, if they do not materialize or prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These statements are based only on facts and factors known by Alexza as of the date hereof. As a result, investors are cautioned not to rely on these forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006, and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission, including the risks under the headings “We have a history of net losses. We expect to continue to incur substantial and increasing net losses for the foreseeable future, and we may never achieve or maintain profitability.” “We will need substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.” “Failure or delay in commencing or completing clinical trials for our product candidates could harm our business” and “If our product candidates do not meet safety and efficacy endpoints in clinical trials, they will not receive regulatory approval, and we will be unable to market them.” Forward-looking statements contained in this announcement are made as of this date, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures. Alexza management does not suggest that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial measures. The Company believes it is useful for management and investors to review both GAAP information and non-GAAP financial measures to have a better understanding of the overall performance of the Company’s business and trends relating to its financial condition and results of operations.

CONTACT:	Thomas B. King
President & CEO
650.687.3900
tking@alexza.com
www.alexza.com

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Consolidated Statements of Operations
(unaudited, in thousands except per share data)

	Three Months Ended
	September 30, 2007
	GAAP [1]	Difference [2]	Non-GAAP [3]
Revenue	$—	$—	$—

Operating expenses
Research and development	11,570	(363)	11,207
General and administrative	3,566	(399)	3,167

Total operating expenses	15,136	(762)	14,374

Loss from operations	(15,136)	762	(14,374)

Interest and other income, net	1,677	—	1,677
Interest expense	(258)	—	(258)

Loss before non-controlling interest in Symphony Allegro, Inc.	(13,717)	762	(12,955)
Loss attributed to non-controlling interest in Symphony Allegro, Inc.	2,965	—	2,965

Net loss	$(10,752)	$762	$(9,990)

Basic and diluted net loss per share	$(0.35)

Shares used to compute basic and diluted net loss per share	30,975

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Represents share-based compensation expense.

[3]	Non-GAAP amounts exclude share-based compensation expense.

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Consolidated Statements of Operations
(unaudited, in thousands except per share data)

	Three Months Ended
	September 30, 2006
	GAAP [1]	Difference [2]	Non-GAAP [3]
Revenue	$329	$—	$329

Operating expenses
Research and development	9,400	(564)	8,836
General and administrative	2,667	(292)	2,375

Total operating expenses	12,067	(856)	11,211

Loss from operations	(11,738)	856	(10,882)

Interest and other income, net	850	—	850
Interest expense	(302)	—	(302)

Loss before non-controlling interest in Symphony Allegro, Inc.	(11,190)	856	(10,334)
Loss attributed to non-controlling interest in Symphony Allegro, Inc.	—	—	—

Net loss	$(11,190)	$856	$(10,334)

Basic and diluted net loss per share	$(0.47)

Shares used to compute basic and diluted net loss per share	23,638

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Represents share-based compensation expense.

[3]	Non-GAAP amounts exclude share-based compensation expense.

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Consolidated Statements of Operations
(unaudited, in thousands except per share data)

	Nine Months Ended
	September 30, 2007
	GAAP [1]	Difference [2]	Non-GAAP [3]
Revenue	$—	$—	$—

Operating expenses
Research and development	31,947	(1,074)	30,873
General and administrative	11,168	(964)	10,204

Total operating expenses	43,115	(2,038)	41,077

Loss from operations	(43,115)	2,038	(41,077)

Interest and other income, net	4,215	—	4,215
Interest expense	(737)	—	(737)

Loss before non-controlling interest in Symphony Allegro, Inc.	(39,637)	2,038	(37,599)
Loss attributed to non-controlling interest in Symphony Allegro, Inc.	7,691	—	7,691

Net loss	$(31,946)	$2,038	$(29,908)

Basic and diluted net loss per share	$(1.15)

Shares used to compute basic and diluted net loss per share	27,775

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Represents share-based compensation expense.

[3]	Non-GAAP amounts exclude share-based compensation expense.

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Consolidated Statements of Operations
(unaudited, in thousands except per share data)

	Nine Months Ended
	September 30, 2006
	GAAP [1]	Difference [2]	Non-GAAP [3]
Revenue	$1,028	$—	$1,028

Operating expenses
Research and development	25,980	(1,248)	24,732
General and administrative	6,630	(159)	6,471

Total operating expenses	32,610	(1,407)	31,203

Loss from operations	(31,582)	1,407	(30,175)

Interest and other income, net	2,029	—	2,029
Interest expense	(646)	—	(646)

Loss before non-controlling interest in Symphony Allegro, Inc.	(30,199)	1,407	(28,792)
Loss attributed to non-controlling interest in Symphony Allegro, Inc.	—	—	—

Net loss	$(30,199)	$1,407	$(28,792)

Basic and diluted net loss per share	$(1.66)

Shares used to compute basic and diluted net loss per share	18,194

[1]	Reflects operating results in accordance with U.S. generally accepted accounting principles (or GAAP).

[2]	Represents share-based compensation expense.

[3]	Non-GAAP amounts exclude share-based compensation expense.

Alexza Pharmaceuticals, Inc.
(a development stage company)
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
Assets	2007	2006
	Unaudited	[1]
Cash, cash equivalents and marketable securities	$80,446	42,623
Investments held by Symphony Allegro, Inc.	42,233	49,956
Other current assets	6,226	1,263
Total current assets	128,905	93,842

Property and equipment, net	23,221	11,136
Other non-current assets	709	788
Total assets	152,835	105,766

Liabilities and stockholders’ equity
Current liabilities	17,789	14,193
Non-current liabilities	20,902	7,056
Non-controlling interest in Symphony Allegro, Inc.	27,052	34,743
Stockholders equity	87,092	49,774
Total liabilities and stockholders’ equity (deficit)	152,835	105,766

[1]	Derived from audited consolidated financial statements at that date.